                                                                    Exhibit 99.1


--------------------------------------------------------------------------------

   Gruntal Financial, L.L.C.

   Consolidated Statements of Financial Condition as of December 31, 2001 and 2000 and Consolidated Statements of Operations, Cash Flows and Changes in Subordinated Borrowings and Members' Interest for the three years ended December 31, 2001 and Independent Auditors' Report

GRUNTAL FINANCIAL, L.L.C.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


                                                                                                                  Page
                                                                                                                  ----

INDEPENDENT AUDITORS' REPORT                                                                                       1

CONSOLIDATED FINANCIAL STATEMENTS:

   Consolidated Statements of Financial Condition as of December 31, 2001 and 2000                                 2

   Consolidated Statements of Operations for the three years ended December 31, 2001                               3

   Consolidated Statements of Changes in Subordinated Borrowings for the three years
     ended December 31, 2001                                                                                       4

   Consolidated Statements of Cash Flows for the three years ended December 31, 2001                               5

   Consolidated Statements of Changes in Members' Interest for the three years ended
     December 31, 2001                                                                                             6

   Notes to Consolidated Financial Statements                                                                   7 - 16


INDEPENDENT AUDITORS' REPORT


To the Board of Directors of
Gruntal Financial, L.L.C.:

We have audited the accompanying consolidated statements of financial condition of Gruntal Financial, L.L.C. and subsidiaries (the "Company") as of December 31, 2001 and 2000, and the related consolidated statements of operations, cash flows and changes in subordinated borrowings and members' interest for each of the three years in the period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the consolidated financial position of Gruntal Financial, L.L.C. and subsidiaries at December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company's recurring losses from operations and members' interest deficiency raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ DELOITTE & TOUCHE LLP

New York, New York
May 17, 2002

                           GRUNTAL FINANCIAL, L.L.C.

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION


                                                                                              DECEMBER 31,
                                                                                      ----------------------------
(Dollars in Thousands)                                                                   2001              2000
----------------------                                                                ----------        ----------
ASSETS

Cash                                                                                  $    1,229        $    1,836

Cash and securities segregated under federal and other regulations                           778             1,336

Securities borrowed                                                                    1,510,904         2,189,311

Receivables from brokers and dealers                                                       9,904            18,924

Financial instruments owned - at fair value, held by Clearing Broker:
  U.S. Government, state, and municipal obligations                                       99,532           120,838
  Corporate and other debt                                                                 4,124           458,437
  Equity securities                                                                        6,060            20,084

Office facilities, net of accumulated depreciation and amortization of $26,807
  and $21,745, respectively                                                               25,063            25,880

Secured demand note                                                                        5,000                --

Other assets                                                                              65,896            52,723
                                                                                      ----------        ----------

TOTAL ASSETS                                                                          $1,728,490        $2,889,369
                                                                                      ==========        ==========

LIABILITIES AND MEMBERS' INTEREST

Drafts payable                                                                        $    2,474        $    4,082

Securities loaned                                                                      1,517,799         2,212,316

Payables:
  Clearing Broker                                                                         44,953           101,795
  Brokers and dealers                                                                      2,093            12,927
  Customers                                                                                  400               451

Financial instruments sold, not yet purchased - at fair value:
  U.S. Government, state, and municipal obligations                                        5,844            35,818
  Corporate and other debt                                                                   785           293,612
  Equity securities                                                                        1,878            12,042

Other liabilities and accrued expenses                                                    59,102            74,117
                                                                                      ----------        ----------

                                                                                       1,635,328         2,747,160

Long-term borrowings                                                                       9,709            12,000

Subordinated borrowings, under secured demand note collateral agreement                    5,000                --

Minority interest                                                                              6               477

Members' interest                                                                         78,447           129,732
                                                                                      ----------        ----------

TOTAL LIABILITIES AND MEMBERS' INTEREST                                               $1,728,490        $2,889,369
                                                                                      ==========        ==========



                 See notes to consolidated financial statements.

                           GRUNTAL FINANCIAL, L.L.C.

                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                           YEAR ENDED DECEMBER 31,
                                                                --------------------------------------------
(Dollars in Thousands)                                             2001             2000             1999
----------------------                                          ---------         ---------        ---------
REVENUES

  Interest                                                      $ 111,647         $ 215,453        $ 131,386

  Commissions                                                      90,481           142,951          133,335

  Principal transactions                                           85,729           161,048          164,716

  Underwriting and investment banking                              15,340            18,496           18,693

  Asset management fees                                            14,935            14,018           12,371

  Other                                                             4,673             4,630            8,337
                                                                ---------         ---------        ---------

Total revenues                                                    322,805           556,596          468,838

INTEREST EXPENSE                                                   91,438           185,616          105,457
                                                                ---------         ---------        ---------

  NET REVENUES                                                    231,367           370,980          363,381
                                                                ---------         ---------        ---------

NONINTEREST EXPENSES

  Compensation and benefits                                       180,041           243,269          240,427

  Occupancy and equipment                                          29,612            30,147           31,309

  Depreciation and amortization                                     7,894             5,456            7,263

  Communications and market data                                   16,274            18,137           21,278

  Brokerage, clearing, and exchange fees                           12,754            24,530           25,197

  Legal fees, settlements and other professional fees              12,171            16,759           13,523

  Management fees                                                   6,819             3,844            4,510

  Sales promotion                                                   5,168             6,271            6,276

  Postage and stationery                                            4,184             5,071            6,092

  Other                                                             7,670            12,038           13,514
                                                                ---------         ---------        ---------

    Total noninterest expenses                                    282,587           365,522          369,389
                                                                ---------         ---------        ---------

  Income (loss) before income taxes and minority interest         (51,220)            5,458           (6,008)

Provision for income taxes                                             68               336              310

Minority interest in net loss of consolidated subsidiary                3                23               --
                                                                ---------         ---------        ---------

NET INCOME (LOSS)                                               $ (51,285)        $   5,145        $  (6,318)
                                                                =========         =========        =========


                 See notes to consolidated financial statements.

                           GRUNTAL FINANCIAL, L.L.C.

         CONSOLIDATED STATEMENTS OF CHANGES IN SUBORDINATED BORROWINGS


(Dollars in Thousands)
----------------------

BALANCE, JANUARY 1, 1999                                              $    --

Increases:                                                                 --

Decreases:                                                                 --
                                                                      -------

BALANCE, DECEMBER 31, 1999                                                 --

Increases:                                                                 --

Decreases:                                                                 --
                                                                      -------

BALANCE, DECEMBER 31, 2000                                                 --

Increases:
  Secured demand note collateral agreements                            55,000

Decreases:
  Termination of secured demand note collateral agreement              50,000
                                                                      -------


BALANCE, DECEMBER 31, 2001                                            $ 5,000
                                                                      =======




                 See notes to consolidated financial statements.

                           GRUNTAL FINANCIAL, L.L.C.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                       YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------------------
(Dollars in Thousands)                                                          2001            2000              1999
----------------------                                                     -----------       -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)                                                        $   (51,285)      $     5,145       $    (6,318)
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization                                                 7,894             5,456             7,263
   (Increase) decrease in operating assets:
     Cash and securities segregated under federal and other regulations            558             1,279               493
     Securities borrowed                                                       678,407           549,643        (1,334,462)
     Receivables from brokers and dealers                                        9,020               668            (8,148)
     Financial instruments owned                                               489,643             6,879           (97,244)
     Other assets                                                              (13,173)           (8,232)          (15,679)
   Increase (decrease) in operating liabilities:
     Drafts payable                                                             (1,608)              364              (935)
     Securities loaned                                                        (694,517)         (527,192)        1,333,457
     Payable to Clearing Broker                                                (56,842)          (35,636)           78,842
     Payables to brokers and dealers                                           (10,834)            2,288             4,573
     Payables to customers                                                         (51)             (462)              137
     Financial instruments sold, not yet purchased                            (332,965)           13,088            26,220
     Other liabilities and accrued expenses                                    (15,015)           (9,033)           19,997
                                                                           -----------       -----------       -----------

         Net cash provided by operating activities                               9,232             4,255             8,196

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchases of office facilities, net                                           (7,077)           (3,799)          (10,630)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of long-term borrowings                                            (14,291)               --            (2,000)
  Proceeds from long-term borrowing                                             12,000                --             4,000
  Proceeds from minority shareholder                                                 6               477                --
  Dissolution of general partnership interest,
   net of loss of consolidated subsidiary                                         (477)               --                --
                                                                           -----------       -----------       -----------

         Net cash provided by (used in) financing activities                    (2,762)              477             2,000
                                                                           -----------       -----------       -----------

NET INCREASE (DECREASE) IN CASH                                                   (607)              933              (434)

CASH, BEGINNING OF YEAR                                                          1,836               903             1,337
                                                                           -----------       -----------       -----------

CASH, END OF YEAR                                                          $     1,229       $     1,836       $       903
                                                                           ===========       ===========       ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

  Interest payments                                                        $   102,339       $   182,874       $   101,095
                                                                           ===========       ===========       ===========
  Income tax payments                                                      $        26       $       722       $        50
                                                                           ===========       ===========       ===========
  Non cash financing activities:
     Borrowings under secured demand note collateral agreements            $    55,000       $        --       $        --
                                                                           ===========       ===========       ===========
     Termination of secured demand note collateral agreement               $   (50,000)      $        --       $        --
                                                                           ===========       ===========       ===========





                 See notes to consolidated financial statements.

                           GRUNTAL FINANCIAL, L.L.C.

            CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS' INTEREST

(Dollars in Thousands)
----------------------

BALANCE, JANUARY 1, 1999                      $ 130,905

  Net loss                                       (6,318)
                                              ---------

BALANCE, DECEMBER 31, 1999                      124,587

  Net income                                      5,145
                                              ---------

BALANCE, DECEMBER 31, 2000                      129,732

  Net loss                                      (51,285)
                                              ---------

BALANCE, DECEMBER 31, 2001                    $  78,447
                                              =========





                 See notes to consolidated financial statements.

                           GRUNTAL FINANCIAL, L.L.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 2001
                             (Dollars in Thousands)


1.    ORGANIZATION

      At December 31, 2000, Gruntal Financial, L.L.C. (the "Company") was 60.84% owned by The 1880 Group LLC, 34.22% owned by The Home Insurance Company ("Home Insurance"), a wholly-owned subsidiary of THIC Holdings LLC, and 4.94% owned by the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation (the "Clearing Broker"). On January 4, 2001, the Company restructured its equity, whereby the Company redeemed all of its common and preferred membership interests owned by The 1880 Group LLC, Home Insurance and the Clearing Broker. The redeemed membership interests were subsequently cancelled and The 1880 Group LLC was dissolved. In exchange for the redeemed membership interests originally held by The 1880 Group LLC and the Clearing Broker, The 2000 Group LLC, a Delaware limited liability company formed in December 2000, issued three classes of limited liability interests. Certain senior executives and employees received Class A and Class B interests and the Clearing Broker received Class C interests in The 2000 Group LLC. In exchange for the membership interests previously held by Home Insurance, the Company issued a preferred interest having an initial nominal value of $130,000 with a preferred return of 7.50%. Pursuant to certain contracts between Home Insurance and Orange Stone Reinsurance, an affiliate of Home Insurance, any proceeds up to a certain threshold received by Home Insurance relating to a sale of the Company will reduce certain obligations owed by Orange Stone Reinsurance to Home Insurance. Orange Stone, LLC, of which Orange Stone Reinsurance is the indirect owner of 100% of its membership interests, has the right to appoint three members to the Company's seven member Executive Committee and has approval rights over certain actions by the Company. The 2000 Group LLC owns 100% of the common membership interests of the Company.

      The Company, through its wholly-owned subsidiary Gruntal & Co., L.L.C. ("Gruntal") and Gruntal's wholly-owned subsidiary, The GMS Group, L.L.C. ("GMS"), operates as a broker-dealer. Gruntal and GMS are each broker-dealers registered under the Securities Exchange Act of 1934. The primary activities of the Company, through its subsidiaries, include providing a wide range of retail and institutional brokerage services and the trading of equity and fixed-income securities and commodities. Gruntal also trades for its own account in equity securities, corporate and municipal fixed-income securities, and certain commodities; engages in fully- or partially-hedged option/equity arbitrage and risk arbitrage; makes a market in certain corporate and municipal debt and equity securities; and participates in and at times originates underwritings and distributions of equity and corporate and municipal fixed-income securities. Other activities include corporate and municipal finance, investment research, and retail and institutional product origination. See discussion below regarding the downsizing of certain business units.

      The Company clears its equity and fixed-income securities transactions through the Clearing Broker on a fully-disclosed basis. The Payable to Clearing Broker represents amounts due in connection with the financing of proprietary positions, amounts on deposit, and the clearance of customer securities transactions. The Clearing Broker is the primary source of short-term financing for the Company, which is collateralized by the financial instruments inventory of the Company. The financial instruments inventory is held and may be pledged by the Clearing Broker.

      Gruntal is also a futures commission merchant registered with the Commodity Futures Trading Commission and clears its commodities transactions on an omnibus basis through commodities futures brokerage firms, Refco, Inc. and ED&F Man International Inc.

      Gruntal MedScience Partners LLC ("MedScience"), a wholly-owned subsidiary of Gruntal, was formed as a limited liability company in the state of Delaware in February 2000. MedScience had a 50% interest in the asset management company and in the general partner of the S/G MedScience Fund, L.P. (the "Fund"), a limited partnership, which invests in securities of entities in the healthcare industry with the objective of achieving above average, long-term capital appreciation for its members. On May 31, 2001, Gruntal became a limited partner in the Fund and ended its relationship with the Fund's general partner and the asset management company.

      In July 2001, in connection with the implementation of its strategic plan to focus on its core individual and institutional distribution businesses, Gruntal ceased its high-grade corporate bond proprietary trading and market making activities. The corporate bond portfolio was transferred from Gruntal to BondInvest LLC ("BondInvest"), a registered broker-dealer and subsidiary of Gruntal, which entered into an agreement with another financial institution to manage the liquidation of the portfolio. Financing of the transaction was effected through a secured demand note collateral agreement with Orange Stone Holdings Delaware Ltd. ("Orange Stone Holdings"), an affiliate of Orange Stone, LLC, in the amount of $50,000. In addition, Orange Stone Holdings holds a 1% membership interest in BondInvest. The portfolio was liquidated and, effective October 31, 2001, BondInvest was deregistered as a broker-dealer. The secured demand note collateral agreement was terminated in November 2001 and the $50,000 in collateral was returned. For more information, see note 5 to the consolidated financial statements.

      As a result of the events of September 11, 2001, as described in note 6, Gruntal shifted its strategic plan. In October 2001, Gruntal ceased its small capitalization street-side over-the-counter market making activities, eliminated its technology research and investment banking practice, and made certain other changes that resulted in an overall staff reduction of approximately ten percent. For more information, see note 10 to the consolidated financial statements.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation. The consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America and prevailing industry practices, both of which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of December 31, 2001, as well as the reported amounts of revenues and expenses during the period then ended. Estimates, by their nature, are based on judgment and available information. Management believes that the estimates utilized in the preparation of the consolidated financial statements are prudent and reasonable. Actual results could differ materially from those estimates.

      SECURITIES LENDING ACTIVITIES - Securities borrowed and loaned are recorded at the amount of cash collateral advanced or received in connection with the transactions. Securities borrowed transactions require the Company to provide the counterparty with collateral in the form of cash. The Company receives collateral in the form of cash for securities loaned transactions. For these transactions, the fee received or paid by the Company is recorded as interest revenue or expense. On a daily basis, the Company monitors the market value of securities borrowed or loaned and requests or is requested to provide additional collateral as deemed necessary. Collateral received under securities borrowed is allowed by contract or custom to be sold or repledged. The fair value of such collateral that has been repledged was $1,451,612 and $2,096,492 at December 31, 2001 and 2000, respectively.

      PROPRIETARY SECURITIES TRANSACTIONS - Financial instruments owned and financial instruments sold, not yet purchased are recorded on a trade date basis and at fair value. The resulting unrealized gains and losses are included in revenues from principal transactions. The fair value of trading positions is generally based on listed market prices. If listed market prices are not available or if liquidating the positions would reasonably be expected to impact market prices, fair value is determined based on other relevant factors, including dealer price quotations, price quotations for similar instruments traded in different markets or management's estimates of amounts to be realized on settlement.

      FAIR VALUE OF FINANCIAL INSTRUMENTS - Substantially all of the Company's financial instruments are carried at fair value or amounts that approximate fair value.

      OFFICE FACILITIES - Office facilities consist of furniture, leasehold improvements, equipment, and capitalized software costs and are reported at historical cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method. Furniture, equipment, and capitalized software are depreciated over the estimated useful lives of the assets, while leasehold improvements are amortized over the lesser of the estimated economic useful life of the leasehold improvements or the term of the applicable lease. Maintenance and repair costs are expensed as incurred.

      STATEMENT OF CASH FLOWS - For the purposes of the Consolidated Statement of Cash Flows, cash includes noninterest-bearing deposits at banks.

      EMPLOYEE BENEFIT PLANS - Eligible employees of the Company who have met certain service requirements participate in the Company's 401(k) defined contribution plan. The Company matches certain employee contributions; additional contributions to this plan are at the discretion of the Company. Total Company contribution expense was $1,240, $1,138 and $948 for the years ended December 31, 2001, 2000 and 1999, respectively.

      Gruntal offers a nonqualified deferred compensation plan to a select group of employees that provides the opportunity to defer up to 20 percent of cash compensation in self-directed investments. Gruntal provides an annual matching contribution at specific percentages and may contribute other special allocations that vest if the employee remains with Gruntal for 10 years from the plan year of the match.

      The obligations under the terms of this plan are not required to be funded. The obligations are unsecured general obligations to pay in the future the value of the deferred compensation, adjusted to reflect the performance of selected investment measurement options chosen by each participant during the deferral period. At December 31, 2001 and 2000, the liabilities accrued pursuant to the deferred compensation plan totaled $21,339 and $20,457, and is included in other liabilities and accrued expenses on the Consolidated Statement of Financial Condition. The matching contribution expense, including special allocations, was $686, $94 and $283 for the years ended December 31, 2001, 2000 and 1999, respectively.

      ACCOUNTING PRONOUNCEMENTS - In September 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities - a Replacement of FASB Statement No. 125," which revises the standards of accounting for securitizations and other transfers of financial assets and collateral. The provisions of SFAS No. 140 carry over most of the guidance outlined in SFAS No. 125 and further establish accounting and reporting standards with a financial-components approach that focuses on control. Under this approach, financial assets or liabilities are recognized when control is established and are derecognized when control has been surrendered or the liability has been extinguished. In addition, specific implementation guidelines have been established to further distinguish transfers of financial assets that are sales from transfers that are secured borrowings. SFAS No. 140 was effective prospectively, for transfers occurring after March 31, 2001 and for disclosures relating to securitization transactions and collateral for fiscal years ended after December 15, 2000. During 2001, the Company adopted the provisions of SFAS No. 140, which did not have a material effect on the Company's consolidated financial statements.

      In June 2001, the FASB issued SFAS No. 142, "Goodwill and Other Intangible Assets", which establishes new standards for accounting for goodwill and intangible assets. This statement requires that goodwill and certain intangible assets with an indefinite useful life not be amortized. This statement also requires that goodwill and certain intangibles be tested at least annually under new impairment criteria. The Company adopted this statement on January 1, 2002 and does not expect it to have a material effect on the Company's consolidated financial statements.

3.    RELATED PARTY TRANSACTIONS

      On January 4, 2001, pursuant to the restructuring of its equity, the Company issued to Home Insurance a preferred interest having an initial nominal value of $130,000 with a preferred return of 7.50%. The preferred return is cumulative and retroactive to September 1, 2000. The cumulative unpaid preferred return at December 31, 2001 was $13,244. The payout of the preferred return is at the discretion of the Company or upon the occurrence of certain future events.

      On January 4, 2001, the services agreements between certain senior executives and The 1880 Group LLC were terminated. In exchange for their agreement to terminate the existing agreements, the Company granted forgivable loans in the amount of $6,458 to these senior executives. The loans are to be forgiven in equal installments in 2002 and 2003, provided that the senior executives are employed by the Company through such dates or under certain other circumstances. New services agreements were entered into between the Company and these and certain other senior executives (the "Members") to provide administrative services to the Company and its subsidiaries. For services rendered during 2001, 2000 and 1999, the Company accrued or paid to the Members $7,464, $8,247 and $10,750, respectively, including contract settlements and severance for Members who were terminated. As of December 31, 2001 and 2000, the payable to the Members was $2,356 and $4,041, respectively, which are included in other liabilities and accrued expenses on the Consolidated Statement of Financial Condition.

      At December 31, 2001 and 2000, the Company had loans and advances to employees, including the forgivable loans to senior executives mentioned above, of $19,958 and $11,531 respectively. Loans and advances are included in other assets on the Consolidated Statement of Financial Condition.

      For the years ended December 31, 2001, 2000 and 1999, the Company accrued or paid $9,500, $19,813 and $23,423, respectively, to the Clearing Broker for securities clearance and other services and $5,682 $8,074 and $9,791, respectively, in net interest expense on the net payable to the Clearing Broker.

      For more information on related party transactions, see notes 1, 4 and 5 to the consolidated financial statements.

4.    LONG-TERM BORROWINGS

      In December 2000, Gruntal Facilities Management LLC ("GFM") was formed as a limited liability company in the state of Delaware and was capitalized by the Company in January 2001. GFM is a wholly-owned subsidiary of the Company organized to provide certain administrative and office facilities services to the Company and its affiliates, pursuant to facilities management service agreements between the entities.

      On February 13, 2001, Gruntal prepaid the $12,000 outstanding balance of the long-term borrowings and made a dividend of certain office facilities to the Company. The Company made a capital contribution of those office facilities to GFM that are used as collateral for a new long-term borrowing (the "Borrowing") in the amount of $12,000. GFM remitted the $12,000 proceeds of the Borrowing as a dividend to the Company. In addition, the Company made a $12,000 capital contribution to Gruntal. The Borrowing is guaranteed by the Company and the remaining principal balance will mature as follows: 2002 - $3,055; 2003 - $3,055; and 2004 - $3,600.
      The Borrowing has a variable interest rate that resets quarterly to the three-month London Interbank Offered Rate plus 265 basis points, which was 4.67% at December 31, 2001.

      Pursuant to the Borrowing agreement, the Company must maintain certain minimum liquidity and net worth levels, and Gruntal must maintain certain minimum net capital levels and must not exceed certain additional indebtedness levels. At December 31, 2001, the Company and Gruntal were not in compliance with certain of these covenants. On May 17, 2002, GFM reached a settlement with the lender and the Borrowing was retired.

5.    SUBORDINATED BORROWINGS

      As described in note 1, in July 2001, Gruntal ceased its high-grade corporate bond proprietary trading business and BondInvest entered into a $50,000 secured demand note collateral agreement with Orange Stone Holdings. The agreement was terminated in November 2001 and the $50,000 in collateral was returned. The secured demand note had an interest rate of 4.67% per annum and, during 2001, interest was paid to Orange Stone Holdings totaling $940.

      In November 2001, Gruntal entered into a funding agreement with ZGA US Limited ("ZGA"), an affiliate of Orange Stone, LLC, whereby ZGA agreed to lend up to $15,000 to Gruntal under certain conditions. Under this agreement, Gruntal executed a secured demand note collateral agreement for $5,000 on November 30, 2001 with a scheduled maturity date of November 30, 2002 and bearing interest at a rate of 7.5% per annum. During 2001, Gruntal accrued $32 in interest expense under the secured demand note agreement.

      A second secured demand note collateral agreement for $5,000 was executed by Gruntal pursuant to this funding agreement on February 19, 2002, which has a scheduled maturity date of February 19, 2003 and bearing an interest rate of 7.5% per annum. The remaining amount available under the funding agreement expired unused on February 20, 2002.

      The subordinated borrowings are covered by the secured demand note collateral agreements approved by the New York Stock Exchange, Inc. and are available to Gruntal as described below in computing its net capital pursuant to Rule 15c3-1 under the Securities Exchange Act of 1934. To the extent that such borrowings are required for the Gruntal's continued compliance with minimum net capital requirements, they may not be repaid.

6.    COMMITMENTS AND CONTINGENCIES

      LITIGATION AND REGULATORY MATTERS - In the ordinary course of its business, the Company (i) has been named as a defendant or co-defendant in a number of lawsuits, including class actions and arbitration proceedings, some of which involve claims for damages in substantial or unspecified amounts and (ii) is the subject of certain regulatory inquiries and proceedings. Although the ultimate outcome of the foregoing lawsuits, arbitrations, and regulatory inquiries and proceedings cannot be predicted with certainty, in the opinion of management, based on information provided by both in-house and outside legal counsel, the outcome of these matters will not have a material adverse effect on the Company's consolidated financial condition, but may be material to the Company's operating results for any particular period, depending on the level of the Company's income for such period.

      LEASES AND LONG-TERM OBLIGATIONS - The Company occupies office space and uses equipment under noncancelable operating leases to which the Company, Gruntal, or GMS is a party. Gruntal has also entered into certain long-term service agreements whereby Gruntal pays a monthly fee in exchange for certain equipment, software and maintenance services. These leases and obligations expire at various dates through the year 2013. Future minimum rental payments under operating leases and long-term obligations at December 31, 2001 are presented below:

      2002                                               $ 23,750
      2003                                                 17,716
      2004                                                 15,344
      2005                                                 13,355
      2006                                                 12,081
      Thereafter                                           54,249
                                                         --------
                                                         $136,495
                                                         ========

      Minimum rental payments on operating leases have not been reduced by minimum sublease rental income of $755 to be received in the future under noncancelable leases. Certain occupancy leases are subject to escalations based on specified costs incurred by the landlords. Certain equipment leases contain provisions for renewal or purchase options at the end of the lease term. Occupancy and equipment lease expense was $25,095, $25,519 and $26,353 for the years ending December 31, 2001, 2000 and 1999, respectively.

      OTHER - The Company has $4,000 of letters of credit outstanding used to satisfy lease commitments, which expire at various dates through January 31, 2006.

      On May 17, 2002, the Company reached settlement under certain of its operating leases, whereby its future minimum rental payments at December 31, 2001, were reduced by $76,062 and the letters of credit were retired.

      For more information, see note 10 to the consolidated financial statements.

      DISASTER RECOVERY - On September 11, 2001, terrorist attacks on the World Trade Center in New York City impacted the Company's home office facilities at One Liberty Plaza located adjacent to the disaster site. Significant collateral damage was sustained to the facilities and its contents and the business of the Company was materially disrupted. The Company activated its disaster recovery plan, whereby home office personnel were deployed to various branch offices and space provided by several vendors. For more information, see note 10 to the consolidated financial statements.

      The Company is in the process of preparing claims to be filed with its insurance carrier for property damage and business interruption recoveries. New equipment, primarily computer hardware and software, was purchased to facilitate the access to and functionality of the Company's existing backup systems and to reestablish the Company's disaster recovery site at a new location. At December 31, 2001, this equipment totaled $846, net of accumulated depreciation and amortization, and is included in office facilities on the Consolidated Statement of Financial Condition. The consolidated financial statements do not include an estimate of the full benefit that will be realized from recoveries under the Company's property damage and business interruption policies, as it is not possible to reasonably estimate the amount of such recoveries at this time.

7.    INCOME TAXES

      The Company is a limited liability company and has elected to be treated as a partnership for U.S. income tax purposes. Accordingly, no provision for Federal income taxes is required in the accompanying financial statements. State income taxes are only required in states that do not recognize limited liability company status. Accordingly, for those states, a provision for taxes is reflected in the accompanying financial statements. In addition, the Company is required to pay New York City unincorporated business tax ("UBT"), and such a provision is reflected in the accompanying financial statements.

      The provision for (benefit from) income taxes for the year ended December 31, 2001, 2000 and 1999 consists of the following:

                                          2001          2000          1999
                                        -------       -------       -------
         State and local                $     0       $   494       $   222
         Deferred state and local        (1,133)         (158)           88
                                        -------       -------       -------
         Total                           (1,133)          336           310

         Less: valuation allowance        1,201             0             0
                                        -------       -------       -------
         Total provision                $    68       $   336       $   310
                                        =======       =======       =======

      Deferred state and local tax assets of approximately $1,201 at December 31, 2001 are included in other assets on the Consolidated Statement of Financial Condition. The deferred tax assets result primarily from certain accruals for litigation reserves and deferred compensation that are recognized in different years for financial and tax reporting purposes, as well as the net operating loss carryforward. Since the Company has commenced an orderly wind-down of its remaining businesses (see note 10), the benefit of these assets will more likely not be realized. As such, a 100% valuation allowance has been recorded.

8.    OFF-BALANCE-SHEET RISK

      CUSTOMER ACTIVITIES - The Company is engaged in various types of brokerage activities servicing a diverse group of institutional and individual investors. Customer securities transactions are cleared through the Company's Clearing Broker on a fully-disclosed basis. These activities may expose the Company to off-balance-sheet risk in the event the customer is unable to fulfill its contractual obligations. As a result, the Company's exposure to credit risk can be directly impacted by volatile trading markets, which may impair the customers' ability to satisfy their obligations.

      The agreement between the Company and its Clearing Broker provides that the Company is obligated to assume any exposure related to nonperformance by its customers. The Company seeks to control the risk associated with nonperformance by monitoring all customer activity and reviewing information it receives from its Clearing Broker on a daily basis. In addition, the Company has a policy of reviewing, as considered necessary, the credit standing of customers and counterparties with which it conducts business.

      The Company seeks to control the risks associated with its customers' commodity activities by requiring customers to maintain margin collateral in compliance with various regulatory and internal guidelines. The Company monitors required margin levels daily and, pursuant to such guidelines, may require customers to deposit additional cash or collateral, or to reduce positions, when deemed necessary.

      PROPRIETARY ACTIVITIES - The Company, in its capacity as a market-maker and dealer in corporate and municipal fixed-income and equity securities, may enter into transactions in a variety of cash and derivative financial instruments in order to facilitate customer order flow and hedge market risk exposures. These financial instruments include securities sold, not yet purchased and futures contracts. Securities sold, not yet purchased represent obligations of the Company to deliver specified financial instruments at contracted prices, thereby creating a liability to purchase the financial instrument in the market at prevailing prices. Accordingly, these transactions result in off-balance-sheet risk as the Company's ultimate obligation may exceed the amount recognized in the Consolidated Statement of Financial Condition.

      In connection with the corporate bond proprietary trading activities, which the Company ceased in July 2001 as described in note 1, the Company entered into futures contracts on United States Government Treasury Obligations to hedge the inventory of financial instruments owned. This hedging practice enabled the Company to reduce its exposure to the change in market value of financial instruments owned from fluctuations in interest rates. At December 31, 2001, as a result of the termination of these activities, there were no futures contracts outstanding. The average fair value of futures contracts during the year ended December 31, 2001 and 2000 was approximately $8 and $340, respectively. During 2001 and 2000, the Company recorded net realized losses of approximately $411 and $4,488, respectively, on futures contracts, which is included in principal transactions in the Consolidated Statement of Operations. For the year ended December 31, 1999, the Company recorded a net realized gain of approximately $6,652 on futures contracts, which is included in principal transactions in the Consolidated Statement of Operations.

9.    NET CAPITAL REQUIREMENTS

      Gruntal is a registered broker-dealer and futures commission merchant and, accordingly, is subjected to minimum net capital requirements of the Uniform Net Capital Rule 15c3-1 under the Securities Exchange Act of 1934 (the "Net Capital Rule"), Regulation 1.17 of the Commodity Exchange Act, and the capital rules of the New York Stock Exchange, Inc. ("NYSE") and of other principal exchanges of which Gruntal is a member. Under these rules, Gruntal is required to maintain minimum net capital of not less than the greater of (a) $1,500, (b) 2% of aggregate debit items arising from customer transactions, as defined, or (c) 4% of funds required to be segregated for customers' regulated commodity accounts, as defined. The NYSE may require a member organization to reduce its business if net capital is less than 4% of aggregate debit items and may prohibit a member organization from expanding its business and declaring cash dividends if net capital is less than 5% of such aggregate debit items. At December 31, 2001, Gruntal's net capital of approximately $19,270 exceeded these minimum requirements by approximately $17,770.

      GMS is also subject to minimum net capital requirements of the Net Capital Rule. For GMS, the Net Capital Rule requires that aggregate indebtedness, as defined, not exceed 15 times net capital, as defined. At December 31, 2001, the net capital and excess net capital of GMS were approximately $8,400 and $8,150, respectively, and its aggregate indebtedness was approximately 0.41 times its net capital.

10.   SUBSEQUENT EVENTS

      As a result of the events of September 11, 2001 and the difficult market conditions that existed before and after that date, the Company experienced significant losses in 2001. The Company was unable to raise sufficient capital to ensure its ability to continue as a going concern. Accordingly, on April 26, 2002 (the "Closing Date"), Gruntal sold all of the issued and outstanding equity interest of GMS, and certain of Gruntal's assets, primarily relating to its retail brokerage business, to Ryan, Beck & Co., L.L.C. ("Ryan Beck"), a full service securities firm that is a wholly-owned subsidiary of BankAtlantic Bancorp, Inc., for $6,047 and Ryan Beck's assumption of certain liabilities relating to the retail brokerage business. Ryan Beck may, in accordance with the terms of the sale, return certain of these liabilities to Gruntal within 90 days of the Closing Date, provided certain conditions are met.

      Subsequent to this transaction, the Company has commenced an orderly wind-down of its remaining businesses.

11.   BROKER-DEALER DEREGISTRATION & 401(K) DEFINED CONTRIBUTION PLAN
      (UNAUDITED)

      On May 22, 2002, Gruntal filed for withdrawal of its broker-dealer registration and its membership from the New York Stock Exchange and all other regulatory and self-regulatory organization memberships, as applicable. Gruntal's withdrawal from the New York Stock Exchange became effective on June 20, 2002. It is anticipated that Gruntal's withdrawal as a registered broker-dealer will become effective on or before July 21, 2002.

      The Company's 401(k) defined contribution plan was terminated effective June 12, 2002.

                                    * * * * *



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